Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Dominari Holdings Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	(1)	Other	10,000,000	$3.2950	$32,950,000.00	0.0001381	$4,550.40

Total Offering Amounts:						$32,950,000.00		4,550.40
Total Fee Offsets:								4,550.40
Net Fee Due:								$0.00

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Offering Note(s)

(1)	This Registration Statement registers an additional 10,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Dominari Holdings Inc. (the “Registrant”) that will be reserved for issuance under the Dominari Holdings Inc. 2022 Equity Incentive Plan (f/k/a AIkido Pharma Inc. 2022 Equity Incentive Plan). Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, on a basis of the average of the high and low sales prices of the Common Stock last reported on The Nasdaq Capital Market on March 11, 2026.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Dominari Holdings Inc.	(1)	S-3	333-289904	08/28/2025		$4,550.40	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)		$2,000,000,000.00	$
Fee Offset Sources	Dominari Holdings Inc.		S-3	333-289904		08/28/2025							4,550.40

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	A filing fee of $306,200.00 was previously paid in connection with the registration statement on Form S-3 (No. 333-289904) filed by the registrant on August 28, 2025 (the "Source Registration Statement"). The registrant withdrew the Source Registration Statement by filing a Form RW on November 12, 2025. As the Source Registration Statement was never declared effective, no securities have been sold thereunder. As a result, upon withdrawal of the Source Registration Statement, the registrant had $306,200.00 in unused filing fees. In accordance with Rule 457(p) of the Securities Act, such unused filing fees will offset the filing fee of $4,550.40 currently due pursuant to this Registration Statement. Accordingly, $301,649.60 of the unused filing fees previously paid in connection with the Source Registration Statement remain available to be used to offset the fees that may become due for future registration statements, through the date that is five years after the initial filing date of the Source Registration Statement, as permitted under Rule 457(p).